

                                            EXHIBIT 11

                      Statement Regarding Computation of Per Share Earnings

                          Three Months Ended September 30, 1998 and 1997

                         (Dollars in thousands, except per share amounts)



                                                                Three months ended September 30,

                                                                     1998               1997
                                                                 -----------        -----------
Net income ..............................................        $     2,851        $     2,686
                                                                 ===========        ===========

Number of shares outstanding:
  Weighted average shares issued ........................         11,900,000         11,900,000
  Less:  Weighted average shares held in treasury .......          2,608,412          2,255,430
  Less:  Average shares held by the ESOP ................            952,000            952,000
  Plus:  ESOP shares released or committed to be released
           during the fiscal year .......................            323,862            238,640
                                                                 -----------        -----------
         Average basic shares ...........................          8,663,450          8,931,210
  Plus:  Average common stock equivalents ...............            663,993            738,492
                                                                 -----------        -----------
         Average diluted shares .........................          9,327,443          9,669,702
                                                                 ===========        ===========

Earnings per common share:
         Basic ..........................................        $      0.33        $      0.30
                                                                 ===========        ===========
         Diluted ........................................        $      0.31        $      0.28
                                                                 ===========        ===========
